Exhibit 10.1
AGREEMENT OF PURCHASE AND SALE

This Agreement of Purchase and Sale (the “Agreement”) is made and entered between the Seller and Buyer identified below, dated as of April 8, 2016 (the “Effective Date”).

Basic Terms

Seller: Zap.Com Corporation, a Nevada Company

Buyer: Intram Investment Co., an Ohio S Corporation

Assets: Consists solely of the domain names (the “Domain Names”) set forth on Annex A hereto.

Purchase Price: Three Hundred Seventy Five Thousand and No/100 Dollars ($375,000) (such amount, the “Purchase Price”), consisting of a deposit in the sum of Twenty Five Thousand and No/100 Dollars ($25,000) (the “Deposit”) and the balance at the Closing Date.

Closing Date: The Buyer shall select the closing date by providing the Seller with at least two (2) business days’ advance notice (the “Closing Date”); provided that in no event shall the Closing Date be held later than ninety (90) days after the Effective Date (the “Outside Date”).

Buyer’s and Seller’s Notice Address: As set forth on Annex A hereto.

A.    Whereas, Seller is the owner of the Domain Names;
B.    Whereas, Buyer desires to purchase the Domain Names from Seller, and Seller desires to sell the Domain Names to Buyer, upon and subject to the terms and conditions of this Agreement; and
C.    Whereas, the Basic Terms set forth above are a part of this Agreement and are incorporated herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1.    Purchase and Sale.     Upon and subject to the terms and conditions of this Agreement, Seller agrees to sell the Domain Names to Buyer and Buyer agrees to purchase the Domain Names from Seller.
2.    Payment of Purchase Price and Transfer of Domain Names. The Purchase Price for the Domain Names shall be the amount set forth above in the Basic Terms. The Purchase price and Transfer of the Domain Names will be effectuated as follows:
(a)    The amount of the Deposit as set forth above in the Basic Terms shall be evidenced by Buyer’s wire transfer payable to the Seller in an account to be identified in writing by the Seller’s representative and shall be delivered to Seller on the Effective Date. The Deposit shall be (i) applied to the Purchase Price or (ii) returned to Buyer if the Purchase and Sale fail to close within ninety (90) days of the Effective Date for any reason other than Buyer’s material breach of this Agreement (including Buyer’s failure to close the transactions contemplated hereby on or before the Outside Date).
(b)    One business day prior to the Closing Date, Buyer will wire the Purchase Price (less the amount of the Deposit) to Escrow.com. Escrow.com will hold this payment in escrow. Buyer will be responsible for Escrow.com’s fees and, to the extent necessary, will provide a true-up such that the net proceeds to Seller less Escrow.com fees equals the Purchase Price. On or prior to the Closing Date, the Seller shall provide Escrow.com with wire transfer instructions in writing.
(c)    Provided that the wire is completed per Section 2(b) above, on the Closing Date (i) Seller will unlock the Domain Names and Seller will provide Buyer with the Authorization Code for the Domain Names; (ii) thereafter, Buyer will initiate the transfer of the Domain Names at Buyer’s registrar immediately after receiving the Authorization Code from Seller’s Agent and will authorize Escrow.com to distribute the Purchase Price to Seller promptly (and not later than one (1) business day) after the successful transfer of the Domain Names’ registration to Buyer.

(d)    If Buyer fails to comply with the required actions outlined in sections 2(b) or 2(d) without the written consent of Seller, the Purchase Price will be returned to Buyer, all rights to the Domain Name shall be returned to Seller and Seller shall retain the Deposit.
3.     Representations and Warranties by Seller. Seller represents, warrants, and covenants the following, each of which shall be true in all respects as of the date of this Agreement and as of the date of Close Date:
(a)    Seller is a corporation that is duly organized, validly existing, and in good standing under the laws of the State of Nevada. Seller has the requisite authority to (i) execute this Agreement and to convey the Domain Names to Buyer as provided herein, (ii) execute and deliver such other documents, instruments, agreements contemplated herein, and (iii) take all such additional action necessary or appropriate to effect and facilitate the consummation of the sale and purchase transaction contemplated herein.
(b)    Seller is not involved in any bankruptcy, reorganization or insolvency proceedings.
4.    No Further Warranties; “As Is”.
(a)Except as specifically set forth in Section 3 of this Agreement, Buyer agrees that the Seller is not making, and the Buyer is not relying on, any representations, warranties, inducements, promises, agreements, assurances or statements, oral or written, made by Seller or made by any other party on Seller’s behalf, including, without limitation, any representations, warranties, inducements, promises, agreements, assurances or statements as to the condition of the Domain Names, any restrictions related to the Domain Names, the suitability of the Domain Names for any purpose whatsoever (including without limitation, the ability to obtain discretionary approvals), compliance with applicable laws, or any other matter or thing affecting or relating to the Domain Names or this Agreement. Buyer is aware of and experienced in all aspects and complexities associated with domain name ownership. Buyer represents and warrants to Seller that, on or before the Closing Date, Buyer (a) will make its own investigation of all elements of the Domain Names, and (b) shall rely solely on its own independent investigation of the Domain Names.

(b)As a material inducement to Seller to enter into this Agreement and convey the Domain Names to Buyer, Buyer agrees and acknowledges that the Domain Names are sold in their existing condition, “AS IS, WHERE-IS, WITH ALL FAULTS.” Buyer will accept the Domain Names in such condition, and hereby acknowledges, agrees and understands, that except as set forth in Section 3, Seller is making no warranties, expressed or implied, regarding the Domain Names, including without limitation trademark, tradename, and logo(s) pertaining to the Domain Names.

(c)By initialing below, Buyer acknowledges that (i) this Section has been read and fully understood and that Buyer has sought advice, or had the opportunity to seek advice, from his or her counsel about its meaning and significance and (ii) that the statements made in this Section 4 are conspicuous.
/s/ GFM
Buyer’s Initials
5.     Assignment. Buyer may not assign its rights under this Agreement to any other person, firm or entity.
6.    Time of Essence. Time is of the essence for each condition, term, and provision in this Agreement.

7.    Governing Law. This Agreement (and all claims, causes or action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement) shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed in such state, without respect to its applicable principles of conflicts of laws that might require the application of the laws of another jurisdiction. Each of the parties hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction and venue of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery does not have jurisdiction over a particular matter, the Superior Court of the State of Delaware, or if the Superior Court of the State of Delaware does not have jurisdiction, any federal court of the United States of America sitting in the State of Delaware) (“Delaware Courts”), and any appellate court from any decision thereof, in any action arising out of or relating to this Agreement, including the negotiation, execution or performance of this Agreement and agrees that all claims in respect of any such Action shall be heard and determined in the Delaware Courts, (b) agrees that the Delaware Courts shall have exclusive jurisdiction over any claims, causes or action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action and (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action in any such court and. EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY BE BASED UPON, ARISE OUT OF OR RELATED TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY FOR ANY DISPUTE BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT.

8.    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of the respective parties.

9.    Further Acts. Each party agrees to take such further action and to execute and deliver such further documents as may be necessary to carry out the purposes of this Agreement.

10.    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (including by facsimile or other electronic transmission) to the other parties.

11.    Entire Agreement. This Agreement, together with any Exhibits, contains the entire agreement of the parties, and may only be amended or modified by a written instrument signed by the parties and expressly stating their intention to so modify this Agreement. Any previous offers or understandings of the parties regarding the subject matter of this Agreement are expressly declared void and are superseded by this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the last date set forth below.

BUYER: Intram Investment Co. By: /s/ Greg Martini Name: Greg F. Martini Title: President Dated: April 8, 2016	SELLER: Zap.Com Corporation By: /s/ George Nicholson Name: George Nicholson Title: Senior Vice President, Chief Accounting Officer, and Acting Chief Financial Officer Dated: April 8, 2016